Exhibit 5.2

May 23, 2023

Forafric Global PLC

Unit 5.3, Madison Building

Midtown, Queensway

Gibraltar, GX11 1AA

Ladies and Gentlemen:

We have acted as U.S. securities counsel to Forafric Global PLC, a Gibraltar public company limited by share (the “Company”), in connection with the preparation of the Company’s post-effective amendment to its registration statement on Form F-1 (File No. 333-266075) (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) the issuance by the Company of up to an aggregate of 15,750,942 ordinary shares, nominal value $0.001 per share (“Ordinary Shares”) issuable upon the exercise of warrants to purchase Ordinary Shares (the Warrants”) and (ii) the resale by certain selling shareholders of (A) up to 11,158,619 Ordinary Shares and (B) up to 4,289,722 Warrants. In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and prospectus included therein (the “Prospectus”), of such records of the Company and such agreements, certificates and statements of public officials, certificates of officers or representatives of the Company, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of all originals of such latter documents. In making our examination of the documents executed by the parties, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. Except as expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of facts material to the opinions expressed herein and no inference as to our knowledge concerning such facts should be drawn from the fact that such representation has been relied upon by us in connection with the preparation and delivery of this opinion. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others, in each case as we have deemed relevant and appropriate. We have not independently verified the facts so relied on.

Various matters concerning the laws of Gibraltar are addressed in the opinion of Hassans International Law Firm Limited, which has been separately provided to you. We express no opinion with respect to those matters herein, and, to the extent such matters are necessary to the conclusions expressed herein, we have assumed that (i) the Company is a company validly existing and in good standing under the laws of Gibraltar; (ii) the Company has the requisite power and authority to create, execute, delivery and perform its obligations with respect to the Warrants; and (iii) the actions contemplated under the Warrant Agreement, dated December 10, 2020, between Globis Acquisition Corp. and VStock Transfer, LLC, which was assigned to the Company pursuant to that certain Warrant Assignment and Novation Agreement, dated as of June 9, 2022, by and between Globis NV Merger 2 Corp., a Nevada corporation, and the Company, have been duly authorized by all requisite action on the part of the Company.

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We do not express any opinion herein concerning any law other than United States federal law and the laws of the State of New York.

Based on the foregoing, and having regard to legal considerations which we deem relevant, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that when the Registration Statement becomes effective under the Securities Act of 1933, as amended (the “Act”), such Warrants are legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrant Agreement; (e) with respect to the Ordinary Shares, we express no opinion to the extent that, notwithstanding its current reservation of Ordinary Shares, future issuances of securities of the Company, including the Shares, and/or adjustments to outstanding securities of the Company, including the Warrants, may cause the Warrants to be exercisable for more Ordinary Shares than the number that remain authorized but unissued; and (f) we have assumed the Exercise Price (as defined in the Warrant Agreement) will not be adjusted to an amount below the par value per share of the Ordinary Shares.

We express no opinion regarding (i) the validity or enforceability of any provisions that purport to waive or not give effect to rights or notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law, (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws, (iii) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (iv) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (v) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (viii) provisions for exclusivity, election or cumulation of rights or remedies, (ix) provisions authorizing or validating conclusive or discretionary determinations, (x) grants of setoff rights, (xi) the availability of equitable remedies to any person or entity including, but not limited to, specific performance and injunctive relief; (xii) the effect of bankruptcy, reorganization, insolvency, fraudulent conveyance, fraudulent transfer, moratorium and other similar laws or equitable principles affecting creditors’ rights or remedies (whether applied by a court of law or equity), (xiii) the effect of applicable law and court decisions which may hereafter limit or render unenforceable certain rights or remedies of any person or entity and (xiv) the severability, if invalid, of provisions to the foregoing effect.

We consent to the filing of this opinion as an exhibit to the Registration Statement, the discussion of this opinion in the Registration Statement and to the references to our firm in the Registration Statement and the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Act.

Very truly yours,

/s/ Hunter Taubman Fischer & Li LLC

Hunter Taubman Fischer & Li LLC

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950 Third Avenue, 19th Floor, New York, NY 10022 | Office: (212) 530-2210 | Fax: (212) 202-6380